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                                                                     EXHIBIT 4.4

                      INTELLIGENT INFORMATION INCORPORATED

            THIRD AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT


                  THIRD AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT dated as of this 22nd day of December, 1999 (this "Agreement"), among INTELLIGENT INFORMATION INCORPORATED, a Delaware corporation (the "Company"), the Purchasers listed on Schedule A to this Agreement (each, a "SERIES F PURCHASER" and collectively, the "SERIES F PURCHASERS"), BG MEDIA INVESTORS, L.P., a Delaware limited partnership ("BG MEDIA"), APEX INVESTMENT FUND III L.P., a Delaware limited partnership, and APEX STRATEGIC PARTNERS, LLC, a Delaware limited liability company (together, "APEX"), KEYSTONE VENTURE IV, L.P., a Pennsylvania limited partnership ("KEYSTONE"), ROBERT M. UNNOLD, STEPHEN G. MALONEY, DONALD
F. CHRISTINO and W. PETER DANIELS (collectively, the "HOLDERS").


                              PRELIMINARY STATEMENT

                  The Series F Purchasers have agreed to purchase the Series F Preferred Stock described below on the condition, among others, that the Company grant the registration rights set forth in this Agreement.

                  The Holders (other than the Series F Purchasers) are parties to the Second Amended and Restated Registration Rights Agreement dated as of February 12, 1999 by and among the Company and the parties thereto ("PRIOR AGREEMENT") providing for certain registration rights. The parties hereto wish to amend and restate the Prior Agreement.

                  To induce the Series F Purchasers to purchase the Series F Preferred Stock and in consideration of the mutual representations and agreements set forth in this Agreement, the Company and the Holders agree as follows.

                                    AGREEMENT

                  SECTION 1.  DEFINITIONS.

                  1.1 As used in this Agreement, the following terms shall have the following meanings:

                  "Affiliate" means any entity controlling, controlled by or under common control with a designated Person. For the purposes of this definition, control" shall have the meaning specified as of the date of this Agreement for that word in Rule 405 promulgated by the Commission under the Securities Act.
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                  "Board" means the Board of Directors of the Company.

                  "Commission" means the Securities and Exchange Commission, and any successor thereto.

                  "Common Stock" means the Company's Common Stock, $.01 par value per share.

                  "Conversion Stock" means shares of Common Stock issued upon conversion of the Preferred Stock.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Founder" means any of Robert M. Unnold, Stephen G. Maloney, Donald F. Christino and W. Peter Daniels.

                  "Holders" means (a) holders as of the date of this Agreement of Outstanding Registrable Securities, each of whom is a party to this Agreement, and (b) any subsequent legal or beneficial owner of Outstanding Registrable Securities who has become a party to this Agreement in accordance with Section 12 of this Agreement.

                  "Initiating Holder" means (a) any Investor, provided such Investor holds at least 50% of the Outstanding Registrable Securities initially purchased by such Investor and provided that the exercise of any rights by such Investor are exercised by the Holders of more than 50% of the Outstanding Registrable Securities then owned by such Investor, (b) any Holders who, in the aggregate, own not less than thirty percent (30%) of the Company's outstanding Common Stock or (c) any Holders who, in the aggregate, own Preferred Stock convertible into not less than thirty percent (30%) of the Company's Common Stock.

                  "Investor" means any of the Series F Purchasers as a group, BG Media, Apex and Keystone and their permitted transferees and assigns.

                  "Outstanding Registrable Securities" means (a) any shares of Preferred Stock then outstanding; and (b) any shares of Common Stock then outstanding which were issued upon conversion of Preferred Stock; and (c) any shares of Common Stock then outstanding which were issued as, or were issued directly or indirectly upon the conversion of other Securities issued as, a dividend or other distribution with respect to, or in replacement of, Preferred Stock or other Registrable Common Stock; and (d) any shares of Common Stock outstanding as of the date of this Agreement in the name of a Founder and which are then outstanding in the name of a Founder or a permitted assignee of a Founder (provided such assignee has become party to this Agreement in accordance with Section 12 below).

                  "Person" means an individual, partnership, corporation, business trust, limited liability company, joint stock company, trust, unincorporated association, joint venture, or other entity of whatever nature.

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                  "Preferred Stock" means Series B Preferred Stock, Series C
Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock.

                  "Registrable Common Stock" means (a) any shares of Common Stock then outstanding which were issued upon conversion of Preferred Stock; and
(b) any shares of Common Stock then issuable upon conversion of then-outstanding Preferred Stock; and (c) any shares of Common Stock then outstanding which were issued as, or were issued directly or indirectly upon the conversion of other Securities issued as, a dividend or other distribution with respect to, or in replacement of, Preferred Stock or other Registrable Common Stock; and (d) any shares of Common Stock then outstanding which are issued in the name of a Founder or a permitted assignee of a Founder (provided such assignee has become party to this Agreement in accordance with Section 12 below); and (e) any shares of Common Stock then issuable directly or indirectly upon the conversion or exercise of other Securities issued as a dividend or other distribution with respect to, or in replacement of, Preferred Stock or other Registrable Common Stock; provided, however, that outstanding shares of Common Stock shall no longer be Registrable Common Stock when they shall have been (y) effectively registered under the Securities Act and sold by the holder thereof in accordance with such registration, or (z) sold to the public pursuant to Rule 144.

                  "Rule 144" means Rule 144 promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any successor Rule thereto.

                  "Securities" means any debt or equity securities of the Company, whether now or hereafter authorized, and any instrument convertible into, or exercisable or exchangeable for, Securities or a Security.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Series B Preferred Stock" means (a) the outstanding shares of the Company's Series B Preferred Stock, $.01 par value; (b) any shares of Series B Preferred Stock issued in payment of a dividend upon any share of Series B Preferred Stock and (c) any other Securities issued as a dividend or other distribution with respect to, or in replacement of, any Series B Preferred Stock except shares of Registrable Common Stock.

                  "Series C Preferred Stock" means (a) the outstanding shares of the Company's Series C Preferred Stock, $.01 par value; (b) any shares of Series C Preferred Stock issued in payment of a dividend upon any share of Series C Preferred Stock and (c) any other Securities issued as a dividend or other distribution with respect to, or in replacement of, any Series C Preferred Stock except shares of Registrable Common Stock.

                  "Series D Preferred Stock" means (a) the outstanding shares of the Company's Series D Preferred Stock, $.01 par value; (b) any shares of Series D Preferred Stock issued in payment of a dividend upon any share of Series D Preferred Stock and (c) any other Securities

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issued as a dividend or other distribution with respect to, or in replacement of, any Series D Preferred Stock except shares of Registrable Common Stock.

                  "Series E Preferred Stock" means (a) the outstanding shares of the Company's Series E Preferred Stock, $.01 par value; (b) any shares of Series E Preferred Stock issued in payment of a dividend upon any share of Series E Preferred Stock and (c) any other Securities issued as a dividend or other distribution with respect to, or in replacement of, any Series E Preferred Stock except shares of Registrable Common Stock.

                  "Series F Preferred Stock" means (a) the outstanding shares of the Company's Series F Preferred Stock, $.01 par value; (b) any shares of Series F Preferred Stock issued in payment of a dividend upon any share of Series F Preferred Stock and (c) any other Securities issued as a dividend or other distribution with respect to, or in replacement of, any Series F Preferred Stock except shares of Registrable Common Stock.

                  "Short Form" means Form S-2 or Form S-3 under the Securities Act, and any other form promulgated after the date of this Agreement applicable in circumstances substantially comparable to either of those forms, regardless of its designation.

                  1.2 For purposes of references in this Agreement to Securities "equivalent to" an amount of Registrable Common Stock issued and issuable, (a) a Holder of Preferred Stock will be deemed to be the Holder of Registrable Common Stock issuable upon conversion of such Preferred Stock but not then issued (disregarding any legal restriction then applicable to the conversion of such Preferred Stock), and (b) the Registrable Common Stock issuable but not then issued with respect to outstanding Preferred Stock will be included in the total number of Registrable Common Stock.

                  SECTION 2.  REGISTRATIONS ON LONG FORMS.

                  2.1 By a written notice to the Company at any time after six
(6) months following the effective date of the first registration statement filed by the Company covering a public offering of its Securities, any Initiating Holder may from time to time request that the Company register any Registrable Common Stock specified in the notice, under the Securities Act and under other relevant securities laws, for disposition in accordance with methods stated in the notice.

                  2.2 When it receives a registration notice under Section 2.1, the Company shall promptly deliver a copy of the registration notice to each Holder who is not a party to the registration notice, each of whom may then specify, by prompt notice to the Company, a number of shares of Registrable Common Stock held by or issuable to it which it wishes to include in any registration pursuant to the registration notice under Section 2.1.

                  2.3 When it receives a registration notice under Section 2.1, the Company shall use its best efforts (a) to file a registration statement under the Securities Act as soon as practicable, and in any event within sixty
(60) days of the receipt of such request, and (b) to

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effect the registration under the Securities Act of Registrable Common Stock held by Holders specified in the registration notice under Section 2.1 and subsequent notices under Section 2.2 that are received within twenty (20) days after the mailing of the notices under Section 2.2, all to the extent requisite to permit disposition by such Initiating Holder and each Holder requesting Registrable Common Stock to be included in such registration in accordance with the intended methods of disposition described in the registration notice.

                  SECTION 3.  REGISTRATIONS ON SHORT FORMS.

                  3.1 If at any time the Company is a registrant entitled to use a Short Form to register the resale of Registrable Common Stock by a Holder, any Initiating Holder may, by a written notice to the Company, request that the Company register such Holder's Registrable Common Stock specified in the notice on a Short Form.

                  3.2 When it receives a registration notice under Section 3.1, the Company shall promptly deliver a copy of the registration notice to each Holder who is not a party to the registration notice, each of whom may then specify, by prompt notice to the Company, a number of shares of Registrable Common Stock held or issuable to it which it wishes to include in any registration pursuant to the registration notice under Section 3.1.

                  3.3 When it receives a notice under Section 3.1, the Company shall use its best efforts to effect the expeditious registration under the Securities Act, on the Short Form specified in the notice, of Registrable Common Stock specified in the notice.

                  SECTION 4. INCIDENTAL REGISTRATION. The Company shall give at least sixty (60) days' advance written notice to each Holder of the Company's intention to register any of its Securities under the Securities Act. Each Holder may then specify, by notice given to the Company within ten (10) business days after the Company's notice, a number of shares of Registrable Common Stock held by it which it wishes to include in the Company's proposed registration. Subject to the market cutback limitations of Section 9, the Company will use its best efforts to effect the registration under the Securities Act of Registrable Common Stock specified by Holders under this Section 4.

                  SECTION 5. LIMITATIONS ON REGISTRATION RIGHTS. Notwithstanding any contrary provision of this Agreement:

                  (a) the Company shall not be required to effect more than six
         (6) registrations pursuant to Section 2, two (2) for the Series F Purchasers as a group and one (1) for each of (i) the Founders as a group, (ii) BG Media and its permitted transferees and assignees as a group, (iii) Keystone and its permitted transferees and assignees as a group and (iv) Apex and its permitted transferees and assignees as a group, provided, however, that such party demanding the registration qualifies as an Initiating Holder at the time of such demand (provided, however, that a demand for registration shall not count as a registration permitted pursuant to Section 2 under this clause (a) if either (y) the registration statement filed with respect to such registration is not declared effective by

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         the Commission, or (z) the Holders requesting registration of
         Registrable Common Stock under Sections 2.1 and 2.2 do not register and sell at least 90% of the Registrable Common Stock they have requested be registered in such registration for reasons other than their voluntary decision not to do so); and

                  (b) the Company shall not be required to effect any registration pursuant to Section 2 if the Company shall furnish to the Investors a certificate signed by the President and Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and that it is essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request from the Investors and provided further that the Company may not utilize this right more than once; and

                  (c) Section 4 shall not apply to a registration effected solely to implement an employee benefit plan or to any other form or type of registration which does not permit inclusion of Registrable Common Stock pursuant to Commission rule or practice.


                  SECTION 6.  REGISTRATION PROCEDURES.

                  6.1 Whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any Registrable Common Stock under the Securities Act, the Company will, as expeditiously as possible:

                  (a) in the case of a registration required under Section 2, engage the underwriters designated in accordance with Section 13 below;

                  (b) before filing each registration statement or prospectus or amendment or supplement thereto with the Commission, furnish counsel for the sellers with copies of all such documents proposed to be filed, and obtain the approval of such counsel with respect to all disclosures contained therein relating to sellers;

                  (c) prepare and file with the Commission a registration statement with respect to such Registrable Common Stock and use its best efforts to cause such registration statement to become and remain effective for the period provided in Section 6.2;

                  (d) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Common Stock covered by such registration statement in accordance with the intended methods of disposition set forth in such registration statement;

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                  (e) prepare and promptly file with the Commission, and notify each seller of such Registrable Common Stock immediately after the filing of, such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, during such periods as a prospectus relating to such Securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, and notify each seller immediately after its discovery of such event;

                  (f) furnish to the underwriters and each seller of such Registrable Common Stock such numbers of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), copies of all SEC comment letters and the Company's responses thereto and such other documents as such underwriters or seller may reasonably request in order to facilitate the disposition of the Registrable Common Stock subject to such registration statement in accordance with such registration statement;

                  (g) use its best efforts to register or qualify any Registrable Common Stock covered by such registration statement under the securities or blue sky laws of such jurisdictions within the United States of America as the seller or the underwriters reasonably request, and to take any other acts which a seller or the underwriters may reasonably request under such securities or blue sky laws to enable the consummation of the disposition in such jurisdictions of such Registrable Common Stock (provided, however, that the Company may not be required under this Agreement (i) to qualify generally to do business as a foreign corporation in any jurisdiction in which it would not otherwise be required to qualify, or (ii) to subject itself to taxation in any such jurisdiction, or (iii) to consent to general service of process in any such jurisdiction);

                  (h) provide a transfer agent and registrar for all Registrable Common Stock sold under the registration and a CUSIP number for all such Registrable Common Stock, in each case, not later than the effective date of the registration statement;

                  (i) use its best efforts to cause all Registrable Common Stock sold under the registration to be listed on each securities exchange or to be qualified and eligible for trading on the automated quotation system, if any, on which similar Securities issued by the Company are then listed or traded;

                  (j) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the underwriters may deem necessary or desirable to expedite or facilitate the disposition of such Registrable Common Stock (including, without limitation, effecting a stock split or a combination of shares);

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                  (k) make available for inspection by the sellers of
         Registrable Common Stock, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller or underwriter in connection with such registration statement, all subject to such limitations as the Company reasonably deems appropriate in order to protect the Company's confidential or proprietary information;

                  (1) use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 6.1(l), on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 6.1(l) if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities; and

                  (m) cause its employees and personnel to use their best efforts to support the marketing of the Registrable Common Stock (including, without limitation, the participation in "road shows," at the request of the underwriters or the holders of a majority of the Registrable Common Stock to be included in such registration) to the extent possible taking into account the Company's business needs and the requirements of the marketing process.

                  6.2 Notwithstanding any contrary provision of this Section 6, the Company shall not be required to use its best efforts to maintain the effectiveness of any registration statement for a period in excess of 180 days or until the sellers have sold or otherwise disposed of their Registrable Common Stock registered under such registration statement, whichever is earlier.

                  6.3 It shall be a condition precedent to the inclusion of the Registrable Common Stock of any Holder in a registration effected pursuant to this Agreement that such Holder shall (a) furnish to the Company such information regarding such Holder, the Registrable Common Stock of such Holder to be registered and the intended method of disposition of such Registrable Common Stock, and (b) execute such indemnities, underwriting agreements, lockups (as required by Section 10) and other documents, as the Company or the managing underwriter shall reasonably request in order to satisfy the requirements applicable to such registration.

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                  SECTION 7. EXPENSES. The Company shall pay all expenses
incurred in effecting all registrations of Registrable Common Stock provided for in Sections 2, 3 and 4 of this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of counsel for the sellers selected by the Holders, underwriting expenses (other than discounts and commissions), and expenses of any audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to Section 6.1(g) of this Agreement, and in the case of a registration pursuant to Section 2, reasonable fees and disbursements of a single counsel for the sellers selected by the Holders.

                  SECTION 8.  INDEMNIFICATION.

                  8.1 In the event of any registration of any of its Registrable Common Stock under the Securities Act pursuant to this Agreement, the Company agrees, to the extent permitted by law, to indemnify and hold harmless each seller of Registrable Common Stock, and each officer, director, employee, partner, member, agent and Affiliate of such seller, against any losses, claims, damages, expenses or liabilities, joint or several, arising out of or based upon:

                  (a) any alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any summary prospectus contained therein, or any Securities being registered, or any amendment or supplement thereto, or

                  (b) any alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements therein not misleading or

                  (c) any alleged violation by the Company of the Securities Act, the Exchange Act or the securities or blue sky laws of any jurisdiction within the United States of America in which the Registrable Common Stock is sold;

except insofar as any such loss, claim, damage or liability is (i) caused by or contained in any information furnished in writing to the Company by such seller expressly for use in connection with such registration, or (ii) caused by such seller's failure to deliver a copy of the registration statement or prospectus or any amendment or supplement thereto as required by the Securities Act or the rules or regulations thereunder, or (iii) caused by the use of a prospectus or preliminary prospectus or any amendment or supplement thereto after receipt of notice from the Company that it should no longer be used.

In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls (within the meaning of the Securities Act) such underwriters to the same extent as provided above with respect to the sellers of Registrable Common Stock. The Company shall reimburse each Person indemnified pursuant to this Section 8.1 in connection with investigating or defending any loss, claim, damage, liability or action indemnified against. The reimbursements required by this Section 8.1 shall be made by

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periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred. The indemnities provided pursuant to this Section 8.1 shall remain in force and effect regardless of any investigation made by or on behalf of the indemnified party and shall survive transfer of Registrable Common Stock by a seller.

                  8.2 In the event of any registration of any Registrable Common Stock under the Securities Act pursuant to this Agreement, each Holder agrees to furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any registration statement or prospectus in connection with the registration or any amendment or supplement thereto.

                  8.3 To the extent permitted by law, and subject to the limitation set forth in the last sentence of this Section 8.3, each Holder which is a seller of Registrable Common Stock in a registration pursuant to this Agreement agrees severally and not jointly to indemnify and hold harmless the Company, its directors and officers, each other seller of Securities in such registration, each Affiliate of each such other seller, and each Affiliate of the Company, against:

                  (a) any losses, claims, damages or liabilities, joint or several, arising out of or based upon:

         (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any summary prospectus contained therein, or any Securities being registered, or any amendment or supplement thereto, or

         (ii) any alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements therein not misleading,

         but only insofar as any such loss, claim, damage or liability is caused by or contained in any information furnished in writing to the Company by the indemnifying seller expressly for use in connection with such registration, and excluding any such loss, claim, damage or liability which is caused by or contained in such statements, or caused by such omissions, based upon the authority of an expert as defined in the Securities Act (but only if the indemnifying seller had no grounds to believe, and did not believe, that the statements made on the authority of an expert were untrue or that there was an omission to state a material fact); and

                  (b) any losses, claims, damages or liabilities, joint or several, arising out of or based upon any failure by such seller to deliver a copy of the registration statement or prospectus or any amendment or supplement thereto as required by the Securities Act or the rules or regulations thereunder.

In connection with an underwritten offering, each seller will indemnify such underwriters, their officers and directors and each Person who controls (within the meaning of the Securities Act)

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such underwriters to the same extent as provided above with respect to the
Company and other sellers. Each seller shall reimburse each Person indemnified pursuant to this Section 8.3 in connection with investigating or defending any loss, claim, damage, liability or action indemnified against. The reimbursements required by this Section 8.3 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred. The indemnities provided pursuant to this Section 8.3 shall remain in force and effect regardless of any investigation made by or on behalf of the indemnified party and shall survive transfer of Registrable Common Stock by an indemnifying seller, and transfer of other Securities by any other indemnified seller. Notwithstanding any contrary provision of this Agreement, however, the liability under this Section 8 of each Holder which is a seller of Registrable Common Stock shall be limited in the aggregate, with respect to the claims of all indemnified Persons taken as a whole, not to exceed the amount of net proceeds to the indemnifying seller from the sale of the Registrable Common Stock sold by the indemnifying seller.

                  8.4 Indemnification similar to that specified in Sections 8.1 and 8.3 (with such modifications as shall be appropriate) shall be given by the Company and each Holder of any Registrable Common Stock covered by any registration or other qualification of Securities under any federal or state securities law or regulation other than the Securities Act with respect to any such registration or other qualification effected pursuant to this Agreement.

                  8.5 In the event the Company or any Holder receives a complaint, claim or other notice of any loss, claim or damage, liability or action, giving rise to claim for indemnification under this Section 8, the Person claiming indemnification shall promptly notify the Person against whom indemnification is sought of such complaint, notice, claim or action, and such indemnifying Person shall have the right to investigate and defend any such loss, claim, damage, liability or action. The Person claiming indemnification shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of the Person against whom indemnification is sought (unless the Person claiming indemnification reasonably believes that the ability of the counsel defending such action to defend such Person's interests therein is affected adversely and materially by a conflict of interest) and the indemnifying Person shall not be obligated to indemnify any Person for any settlement of any claim or action effected without the indemnifying Person's consent, which consent will not be unreasonably withheld.

                  SECTION 9.  MARKETING RESTRICTIONS.

                  9.1 If:

                  (a) a registration is to be made pursuant to a registration notice under Section 2, and

                  (b) the offering proposed to be made by the Initiating Holder for whom such registration is to be made is to be an underwritten public offering and

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                  (c) in the opinion of the managing underwriters of such public offering, the total amount of Securities to be included in such offering would exceed the maximum number of shares of Common Stock which can be marketed without otherwise materially and adversely affecting such offering, then the rights of the Holders to participate in such offering shall be in the following order of priority:

                  First: the Initiating Holder and the Investors shall be entitled to participate in such offering pro rata among themselves in accordance with the number of shares of Registrable Common Stock which each such Holder shall have requested to be registered; and then

                  Second: if such maximum number of shares of Common Stock exceeds the aggregate number of shares of Registrable Common Stock that all such Initiating Holder and Investors shall have requested be registered, all Holders of other Securities having the right to include such Securities in such registration shall be entitled to participate pro rata in accordance with the number of shares proposed to be registered by them or otherwise allocated as they may agree.

                  9.2  If:

                  (a) a registration is to be made pursuant to a registration notice under Section 3 or a Holder requests registration under Section 4 of this Agreement, and

                  (b) the offering proposed to be made is to be an underwritten public offering, and

                  (c) in the opinion of the managing underwriters of such public offering, the total amount of Securities to be included in such offering would exceed the maximum number of shares of Common Stock which can be marketed without otherwise materially and adversely affecting such offering, then the rights of the Holders, of the holders of other Securities having the right to include Common Stock in such registration and of the Company to participate in such offering shall be in the following order of priority:

                  First: the Company shall be entitled to include such shares of Common Stock as it wishes to include in the offering; provided that the Company shall not be entitled to include Securities in an offering effected pursuant to Section 3 hereof unless and until all Registrable Common Stock that the Holders desire to include in such offering has been so included pursuant to this Agreement; and then

                  Second: the Holders shall be entitled to participate in such offering pro rata among themselves in accordance with the number of shares of Registrable Common Stock which each such Holder shall have requested to be registered; and then

                  Third: if such maximum number of shares of Common Stock exceeds the aggregate number of shares of Registrable Common Stock that all such Holders shall have requested be registered, all holders of other Securities having the right to include such Securities in such registration shall be entitled to participate pro rata in accordance with the number of shares proposed to be registered by them or otherwise allocated as they may agree.

                  9.3 In connection with any offering involving an underwriting of Registrable Common Stock pursuant to Section 4 of this Agreement, the Company shall not be required to include any of the Registrable Common Stock of a Holder in such offering unless such Holder agrees to the terms of the underwriting agreed to between the Company and the underwriter or underwriters selected by the Company.

                  SECTION 10. LOCKUP AGREEMENT. Each Holder agrees that, in connection with the Company's initial public offering and one other underwritten offering of the Company's Securities that is consummated within twelve (12) months of the consummation of the Company's initial public offering, upon the reasonable request of the Company or the request of the underwriters managing such underwritten offering of the Company's Securities, he or it will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Securities of the Company (other than the Securities included in the registration, other than Securities of the Company acquired by any Holder in the open market after the consummation of the Company's initial public offering and other than Securities sold by any Holder in a private sale so long as the purchaser of such Securities agrees to be bound by the provisions of this
Section 10) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed (i) 180 days with respect to the Company's initial public offering and (ii) 90 days with respect to the other underwritten offering) from the effective date of such registration as the Company or the underwriters may reasonably specify, provided that all executive officers and directors of the Company and all Holders of more than 2% of the Securities of the Company and all holders of registration rights enter into agreements identical in terms to that of the Holders and provided that all Holders are treated alike with respect to any release of the lockup contemplated under this Section 10.

                  SECTION 11. COMPLIANCE WITH RULE 144. With a view to making available to the Holders of Registrable Common Stock the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit such a Holder to sell Securities of the Company to the public without registration or pursuant to a registration on a Short Form, the Company agrees to:

                  (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety
         (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under Section 13 or 15(d) of the Exchange Act;

                  (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize a Short Form for the sale of their Registrable Common Stock, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

                  (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                  (d) furnish to any such Holder, so long as such Holder owns any Registrable Common Stock, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to a Short Form (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested in availing any such Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

                  SECTION 12. ASSIGNABILITY OF REGISTRATION RIGHTS. The rights set forth in this Agreement shall accrue to each subsequent Holder of Registrable Common Stock who shall have executed a written consent agreeing to be bound by the terms and conditions of this Agreement as a party to this Agreement.

                  SECTION 13. DESIGNATION OF UNDERWRITER. In the case of any registration effected pursuant to Section 2 or 3, the managing underwriters, if any, and any other investment banking advisers to the Company shall be selected by the Company and shall be reasonably acceptable to the Initiating Holder.

                  SECTION 14. LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least a majority of the Outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any Securities of the Company which would allow such holder or prospective holder (a) to include such Securities in any registration filed under Sections 2, 3 and 4 hereof, unless, under the terms of such agreement, such holder or prospective holder may include such Securities in any such registration only to the extent that the inclusion of his Securities will not reduce the amount of the Registrable Common Stock of such Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in Section 2.1 hereof or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 3 or 4 hereof.

                  SECTION 15.  MISCELLANEOUS.

                  15.1 Amendment. This Agreement may be amended to add Holders to this Agreement, to grant rights to Holders under this Agreement or consent to rights of other holders of Securities of the Company, superior to, on parity with, or junior to the rights of the Holders of Outstanding Registrable Securities, or to effect any other amendment to or waiver under this Agreement, by a written agreement signed by all the parties hereto.

                  15.2 Severability. In the event that any court or any governmental authority or agency declares all or any part of any Section of this Agreement to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any other Section of this Agreement, and in the event that only a portion of any Section is so declared to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate the balance of such Section.

                  15.3 Successors and Assigns. All representations, warranties, covenants and agreements of the parties contained in this Agreement or made in writing in connection herewith, shall, except as otherwise provided herein, be binding upon and inure to the benefit of their respective successors and assigns. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of the Holders or other Holders of Securities are also for the benefit of, and enforceable by, any subsequent Holders of Securities, except any subsequent Holder who acquires any such security after such Security has been sold to the public pursuant to an effective registration statement under the Securities Act or in a sale under Rule 144.

                  15.4 Notices. All communications in connection with this Agreement shall be in writing and shall be deemed properly given if hand delivered or sent by telecopier (provided that such communication is confirmed by same-day deposit in the United States mail) or overnight courier with adequate evidence of delivery or sent by registered or certified mail, return receipt requested, and, if to a Holder, addressed to such Holder's address as shown on the signature page or other such address or persons as such Holder may designate from time to time, and if to the Company, at its offices at:

                  Intelligent Information Incorporated
                  181 Harbor Drive
                  Third Floor
                  Stamford, CT 06902
                  Attention:   Stephen G. Maloney
                               President and Chief Executive Officer
         with a copy to:

                  Piper Marbury Rudnick & Wolfe LLP
                  1251 Avenue of the Americas
                  New York, NY 10020
                  Attention: Michael Hirschberg, Esq.

or such other addresses or Persons as the recipient shall have designated to the sender by a written notice given in accordance with this Section. Any notice called for hereunder shall be deemed given when received.

                  15.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to principles of conflicts of law).

                  15.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same Agreement. A written consent executed pursuant to Section 12 of this Agreement shall be deemed to be part of, and constitute a counterpart of, this Agreement.

                  15.7 Headings. The headings used herein are solely for the convenience of the parties and shall not control or affect the meaning or construction of any provisions hereof.

                  15.8 Entire Agreement. This Agreement and the other documents and agreements executed by the parties hereto on this date or referred to herein together constitute the entire agreement and understanding of the parties hereto in respect of the subject matter referred to herein and therein, and there are no restrictions, promises, representations, warranties, covenants, or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof, including without limitation the Prior Agreement.

                  15.9 Arbitration. Any dispute arising in connection with this Agreement shall be submitted to binding arbitration in accordance with Section
9.10 of that certain Stock Purchase Agreement of even date herewith by and between the Company and the Series F Purchasers.

                  15.10 Construction and Representation. The parties understand and acknowledge that they have each been represented by (or have had the opportunity to be represented by) counsel in connection with the preparation, execution and delivery of this Agreement. This Agreement shall not be construed against any party for having drafted it.

         IN WITNESS WHEREOF, the parties hereto have caused this Third Amended and Restated Registration Rights Agreement to be executed on the day first above written.

                              INTELLIGENT INFORMATION INCORPORATED


                              By : /s/ Stephen G. Maloney
                                   ____________________________________
                                   Stephen G. Maloney
                                   President and Chief Executive Officer

                              BG MEDIA INVESTORS L.P.

                                        By:  BG Media Investors LLC,
                                             its General Partner


                              By: /s/ J. William Grimes
                                  _______________________________________
                                  J. William Grimes
                                  Member


                              APEX INVESTMENT FUND III, L.P.

                              By:       APEX MANAGEMENT III, LLC,
                                        its General Partner

                              By:       STELLAR INVESTMENT CO., Member


                              By:       /s/ James A. Johnson
                                        ___________________________________
                                        James A. Johnson
                                        President

                              APEX STRATEGIC PARTNERS, LLC

                              By:       APEX MANAGEMENT III, LLC, Member

                              By:       STELLAR INVESTMENT CO., Member


                              By:       /s/ James A. Johnson
                                        __________________________________
                                        James A. Johnson
                                        President

                              KEYSTONE VENTURE IV, L.P.

                              By:       Keystone Venture IV Management
                                        Company, L.P., its
                                        General Partner

                              By:       Keystone IV MCGP, Inc.,
                                        its General Partner


                              By:       /s/  Kerry J. Dale
                                            ______________________________
                                             Kerry J. Dale
                                             Vice President


                                        /s/ Robert M. Unnold
                                            ______________________________
                                            ROBERT M. UNNOLD


                                        /s/ Stephan G. Maloney
                                            ______________________________
                                            STEPHEN G. MALONEY


                                        /s/ Donald F. Christino
                                            ______________________________
                                            DONALD F. CHRISTINO


                                        /s/ W. Peter Daniels
                                            ______________________________
                                            W. PETER DANIELS

                              INTELLIGENT INVESTMENT PARTNERS, INC.


                              By: /s/      [illegible]
                                  -----------------------------------
                                  Name:
                                  Title:
                                  Address:
                                  City, State:
                                  Phone:
                                  Fax:

                              GE CAPITAL EQUITY INVESTMENTS, INC.



                              By:    /s/  Brian Graff
                                  -------------------------------------
                                          Brian Graff
                                          Vice President
                                          120 Long Ridge Road
                                          Stamford, CT  06927
                                          Phone: 203-357-3982
                                          Fax:   203-961-2088

                              NBC INTERACTIVE MEDIA, INC.



                              By:  /s/ Margaret T. Murphy
                                  -----------------------
                                       Margaret T. Murphy
                                       Vice President
                                       30 Rockefeller Plaza
                                       New York, NY  10020
                                       Phone: 212-664-6163

                              SPINNAKER CROSSOVER INSTITUTIONAL FUND, L.P.


                              By:    /s/  Eric Moore
                                          ---------------
                                          Name:  Eric Moore
                                          Title:  Controller
                                          Address:  1875 S. Grant St.  Ste 600
                                          San Mateo, CA  94402
                                          Phone:  (650) 287-2200
                                          Fax:    (605) 522-8497


                              SPINNAKER CROSSOVER FUND, L.P.



                              By:       /s/  Eric Moore
                                        ---------------
                                        Name:  Eric Moore
                                        Title:  Controller
                                        Address:  1875 S. Grant St.  Ste 600
                                        San Mateo, CA  94402
                                        Phone:  (650) 287-2200
                                        Fax:    (605) 522-8497


                              SPINNAKER CLIPPER FUND, L.P.



                              By:    /s/  Eric Moore
                                          ---------------
                                          Name:  Eric Moore
                                          Title:  Controller
                                          Address:  1875 S. Grant St.  Ste 600
                                          San Mateo, CA  94402
                                          Phone:  (650) 287-2200
                                          Fax:    (605) 522-8497

                              KEYSTONE VENTURE V, L.P.

                              By:  Keystone V Partners, L.P.,
                                   Its General Partner


                              By:  Keystone Management Co., Inc.,
                                   the General Partner
                                   of Keystone V Partners, L.P.


                              By:  /s/  Kerry J. Dale
                                  -------------------
                                        Kerry J. Dale, Managing Director

                              SONY CORPORATION OF AMERICA




                              By:    /s/  Marinus N. Henny
                                    -----------------------
                                          Name:  Marinus N. Henny
                                          Title: CFO


                              SONY MUSIC, A GROUP OF SONY MUSIC
                              ENTERTAINMENT, INC.



                              By:  /s/  Ron Wilcox
                                   ---------------------------
                                        Name:  Ron Wilcox
                                        Title:  Senior Vice President
                                        Business Affairs and Administration

                              SUSQUEHANNA PARTNERS, GP



                              By:    /s/  Joel Greenberg
                                    -------------------------
                                          Joel Greenberg
                                          Managing Director
                                          401 City Line Ave., Suite 220
                                          Bala Cynwyd, PA  19004-1122
                                          Phone:  610-617-2614
                                          Fax:    610-617-2908

                              with copies to:

                                          Michael J. Howe
                                          Associate Director
                                          Susquehanna Financial Group
                                          401 City Line Ave., Suite 220
                                          Bala Cynwyd, PA  19004-1122
                                          Phone:   610-617-2702
                                          Fax:     610-617-2707

                                          and

                                          Michael L. Spolan, Esq.
                                          General Counsel and Secretary
                                          Susquehanna Financial Group
                                          425 California Street, Suite 1100
                                          San Francisco, CA 94104
                                          Phone:  415-403-6500
                                          Fax:    415-403-6525

                              CLEARNET COMMUNICATIONS, INC.



                              By:    /s/ John H. Phillips
                                 -------------------------------------------
                                         John H. Phillips
                                         Executive Vice President, Carrier
                                             Relations & General Counsel
                                         200 Consilium, Suite 1600
                                         Scarborough, Ont.  M1H 3J3
                                         Phone:   416-279-3009
                                         Fax:     416-279-2995

                              BT INVESTMENT PARTNERS, INC.



                              By:  /s/  Kristine Cicardo
                                 -------------------------------------------
                                        Kristine Cicardo
                                        Vice President
                                        130 Liberty Street
                                        New York, NY  10006
                                        Phone:    212-250-2500
                                        Fax:      212-669-1530

                              CONNECTICUT DEVELOPMENT AUTHORITY



                              By:    /s/  Donald G. Reed
                                 ------------------------------------
                                          Donald G. Reed
                                          Senior Vice President and
                                             Managing Director
                                          999 West Street
                                          Rocky Hill, CT 06067
                                          Phone:  860-258-7812
                                          Fax:    860-257-7582